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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Information" and "Experts" and to the use of our report dated March 11, 1999 with respect to the consolidated financial statements of Women First HealthCare, Inc. and our report dated August 31, 1998 with respect to the financial statements of As We Change, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-74367) and related Prospectus of Women First HealthCare, Inc. for the Registration of up to 5,175,000 shares of its common stock.

                                        /s/ ERNST & YOUNG LLP


San Diego, California
June 21, 1999